POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Vernon A. LoForti, Kurt Kalbfleisch and Denise Garrett, and
each of them, his true and lawful attorney-in-fact to:

1.Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Overland Storage, Inc.
(the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder; and

2.Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and the timely filing of such Forms with the United States
Securities and Exchange Commission and any other authority; and

3.Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that all such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in service in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned hereby revokes any previous Power of Attorney that may have been granted to any individual(s) in connection with compliance with Section 16.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of November, 2007.

Signed: /s/ Eric L. Kelly

Printed Name:  Eric L. Kelly